                                                                Exhibit 99(d)(5)
                      First American Investment Funds, Inc.
                   Exhibit A to Investment Advisory Agreement
                           Effective December __, 2007

                                                                            Annual Advisory Fee as a Percentage
Portfolio                                            Effective Date             of Average Daily Net Assets
-----------------------------------------------    ----------------------   -----------------------------------
Large Cap Value Fund (1)                             April 2, 1991                        0.65%
Mid Cap Value Fund                                   April 2, 1991                        0.70%
Core Bond Fund                                       April 2, 1991                        0.50%
Intermediate Tax Free Fund                           April 2, 1991                        0.50%
Intermediate Term Bond Fund                        September 15, 1992                     0.50%
Equity Index Fund                                  September 15, 1992                     0.25%
Short Term Bond Fund                               September 15, 1992                     0.50%
Balanced Fund (1)                                  September 15, 1992                     0.65%
Minnesota Intermediate Tax Free Fund               December 31, 1993                      0.50%
Colorado Intermediate Tax Free Fund                December 31, 1993                      0.50%
Small-Mid Cap Core Fund                            December 31, 1993                      0.70%
International Fund                                 December 31, 1993                      1.00%
Equity Income Fund (1)                              January 31, 1994                      0.65%
Real Estate Securities Fund                          June 12, 1995                        0.70%
Oregon Intermediate Tax Free Fund                    August 5, 1997                       0.50%
California Intermediate Tax Free Fund                August 5, 1997                       0.50%
Small Cap Value Fund                               November 21, 1997                      0.70%
Tax Free Fund                                        July 24, 1998                        0.50%
Minnesota Tax Free Fund                              July 24, 1998                        0.50%
California Tax Free Fund                            February 1, 2000                      0.50%
Arizona Tax Free Fund                               February 1, 2000                      0.50%
Colorado Tax Free Fund                              February 1, 2000                      0.50%
Total Return Bond Fund                              February 1, 2000                      0.60%
Nebraska Tax Free Fund                             February 28, 2001                      0.50%
High Income Bond Fund                              February 28, 2001                      0.70%
Large Cap Growth Opportunities Fund (1)               May 2, 2001                         0.65%
Mid Cap Growth Opportunities Fund                     May 2, 2001                         0.70%
Small Cap Growth Opportunities Fund                   May 2, 2001                         1.00%
Small Cap Select Fund                                 May 2, 2001                         0.70%
Mid Cap Index Fund                                    May 2, 2001                         0.25%
Small Cap Index Fund                                  May 2, 2001                         0.40%
U.S. Government Mortgage Fund                         May 2, 2001                         0.50%
Missouri Tax Free Fund                                May 2, 2001                         0.50%
Ohio Tax Free Fund                                   April 30, 2002                       0.50%
Short Tax Free Fund                                 October 25, 2002                      0.50%
Intermediate Government Bond Fund                   October 25, 2002                      0.50%
Large Cap Select Fund (1)                           December 4, 2002                      0.65%
Inflation Protected Securities Fund                 October 1, 2004                       0.50%
International Select Fund                          December 20, 2006                      1.00%
Quantitative Large Cap Core Fund                     June 20, 2007                        0.30%
Quantitative Large Cap Growth Fund                   June 20, 2007                        0.30%
Quantitative Large Cap Value Fund                    June 20, 2007                        0.30%
Global Infrastructure Fund                         December __, 2007                          %

(1) The Adviser has agreed to a breakpoint schedule with each of Large Cap Growth Opportunities Fund, Large Cap Select Fund, Large Cap Value Fund, Balanced Fund and Equity Income Fund. The advisory fee paid separately by each of these funds will be based on an annual rate of 0.65% for the first $3 billion of each fund's average daily net assets; 0.625% for average daily net assets in excess of $3 billion up to $5 billion; and 0.60% for average daily net assets in excess of $5 billion.